Exhibit 99.1

For Information Contact:

Talya Nevo-Hacohen	Carolyn B. Gosselin
SVP, Capital Markets and Treasurer	SVP and Chief Communications Officer
Health Care Property Investors, Inc.	CNL Financial Group, Inc.
(562) 733-5100	(407) 540-2505

HEALTH CARE PROPERTY INVESTORS, INC. TO ACQUIRE

CNL RETIREMENT PROPERTIES, INC.

CREATING AN $11.5 BILLION AGGREGATE VALUE

HEALTH CARE REIT

Largest transaction in healthcare REIT history;

$5.2 billion transaction to create industry leader

Long Beach, Calif. — May 2, 2006 — Health Care Property Investors, Inc. (NYSE:HCP) (HCP), the nation’s largest healthcare real estate investment trust (REIT), announced today that it has reached a definitive agreement to acquire CNL Retirement Properties, Inc. (CRP), the nation’s third largest healthcare REIT, for an aggregate consideration of approximately $5.2 billion, including the payment of $13.50 per outstanding share of CRP’s common stock, in the form of cash and HCP stock, and the assumption or refinancing of approximately $1.6 billion of CRP’s outstanding debt.

At the completion of this transaction, which is expected to occur by the end of the third quarter of 2006, Health Care Property Investors, Inc. will own the nation’s largest portfolio of independent and assisted living communities, healthcare facilities and medical office buildings. The premier collection will be comprised of nearly 800 properties in 44 states operated by top brands such as Sunrise Senior Living Services, Inc., American Retirement Corporation, HCA, Inc., Horizon Bay, Erickson Retirement Communities, LLC and Encore Senior Living, as well as medical office building leaders such as The Cirrus Group and The DASCO Companies, LLC. With $11.5 billion in expected aggregate value, HCP will have enhanced scale, financial resources and operating flexibility to capitalize on investment opportunities in one of the nation’s most attractive industries.

“This transaction takes HCP to the next level and dramatically alters the healthcare real estate industry landscape. CNL Retirement Properties has the newest and most upscale portfolio in the industry and it integrates well with our existing portfolio. CRP’s advisor, CNL Retirement Corp. (Advisor), brings experienced associates, industry relationships and acquisitions expertise as well as an attractive pipeline. With this transaction, we continue to execute on our strategy to enhance our portfolio and our pipeline through the acquisition of healthcare-related companies that will provide secure cash flow and a sound basis for growth in future shareholder dividend distributions,” said James “Jay” F. Flaherty III, Chairman and Chief Executive Officer of HCP. “Health Care Property Investors and CNL Retirement are an ideal strategic fit. We are looking forward to welcoming CNL Retirement’s talented associates and outstanding management team to the HCP family and establishing an east coast office in Orlando.”

CNL Retirement Properties, Inc. was founded in 1998 and has one of the newest, most geographically diverse portfolios in the industry. More than 90 percent of CRP’s properties have been purchased since 2002. During much of this time, healthcare properties were out of favor.

“CNL Retirement Properties has continuously evaluated ways to maximize shareholder value. Given the current conditions in the healthcare real estate market, we believe that it is an excellent time for the company to be acquired. This transaction provides a substantial cash payment as well as shares of a growing company to our shareholders,” said CNL Retirement Properties, Inc.’s founder and Chairman, James M. Seneff, Jr.

“This is a wonderful transaction for our shareholders. By combining two outstanding healthcare REIT portfolios, this will prove to be a significant transaction in the healthcare REIT arena,” said Stuart J. Beebe, Chief Executive Officer of CNL Retirement Properties, Inc. “We believe that the cash and stock consideration for CNL Retirement Properties’ shareholders from the nation’s largest healthcare real estate company represents a price which fairly reflects the value of our company.”

The Transaction

Health Care Property Investors, Inc. will pay CNL Retirement Properties, Inc.’s shareholders consideration equivalent to approximately $13.50 per share, consisting of approximately 82 percent cash and 18 percent stock. Under the terms of the merger agreement, at the time of the closing CNL Retirement Properties, Inc.’s shareholders will receive $11.13 cash and 0.0865 of a share of HCP common stock (equal to $2.37 based on HCP’s 10-day average closing stock price of $27.40) for every share of CRP’s stock. CNL Retirement Properties, Inc. currently has approximately 264.2 million shares outstanding.

•	The transaction has been unanimously approved by the Boards of Directors of Health Care Property Investors, Inc. and CNL Retirement Properties, Inc. and by a Special Committee of independent directors of the CRP Board of Directors.

•	The transaction is subject to the approval of CNL Retirement Properties, Inc.’s shareholders and other customary conditions. The transaction is expected to close in the third quarter of 2006. The transaction is not subject to any financing conditions.

•	Cohen & Steers Capital Advisors, LLC and UBS Investment Bank acted as financial advisors to Health Care Property Investors, Inc. and Sullivan & Cromwell, LLP served as its legal counsel.

•	Banc of America Securities LLC acted as financial advisor to CNL Retirement Properties, Inc. and Greenberg Traurig, LLP acted as its legal counsel.

•	Houlihan Lokey Howard & Zukin acted as financial advisor and Akin Gump Strauss Hauer & Feld LLP acted as legal advisor to the Special Committee.

•	HCP is also acquiring CNL Retirement Corp., the external advisor to CNL Retirement Properties, Inc., for 4,378,923 shares of HCP common stock or a value of approximately $120 million. The Advisor was sold as a result of a separate process. Each transaction is conditioned on the consummation of the other.

Health Care Property Investors, Inc. reported its first quarter financial results on Monday, May 1, 2006, after the close of trading on the New York Stock Exchange. On Tuesday, May 2, 2006, Health Care Property Investors, Inc. will host a conference call and webcast at 9 a.m. Pacific Time (12 noon Eastern Time) in order to present the HCP’s financial performance and operating results for the quarter ended March 31, 2006.

The dial-in number for the conference call is 866-578-5801 (U.S.) and 617-213-8058 (International). The participant passcode is 46705918. You may also access the conference call via webcast at www.hcpi.com. The link may be found under the “Investor Relations” tab and the “Event Calendar” page. An archive of the event will be available on the HCP’s website through May 16, 2006.

Background

Health Care Property Investors, Inc., headquartered in Long Beach, Calif., is a self-administered real estate investment trust that invests directly or through joint ventures in healthcare facilities. HCP has been traded on the NYSE under the ticker symbol “HCP” since 1985. As of March 31, 2006, HCP’s portfolio of properties, excluding assets held for sale but including investments through joint ventures and mortgage loans, included 534 properties in 42 states and consisted of 138 seniors’ housing facilities, 185 medical office buildings, 29 hospitals, 156 skilled nursing facilities and 26 other healthcare facilities. For more information on Health Care Property Investors, Inc. visit HCP’s website at www.hcpi.com.

Founded in 1998 and headquartered in Orlando, Fla., CNL Retirement Properties, Inc. is a real estate investment trust with investments primarily in independent living, assisted living and continuing care retirement communities, medical office buildings and other medical real estate. As of December 31, 2005, CNL Retirement Properties, Inc. owned a portfolio of 262 properties in 33 states (including four properties held for sale). For more information, please visit www.cnlretirement.com/retirementprop/. CNL Retirement Corp. is the advisor to CNL Retirement Properties, Inc. providing management, acquisition and advisory services since 1998.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements, which include statements regarding the consummation of the merger and the expected timing of such consummation, the expected aggregate value of the combined company, implementation and execution of HCP’s strategies, expected cash flows and future growth for the combined company and the prospects generally of the combined company, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These include risks and uncertainties with respect to the ability of HCP to obtain financing necessary to consummate the acquisition or on acceptable terms; the ability of HCP to integrate the acquired companies or to preserve the goodwill of the acquired companies; the ability to achieve benefits from the acquisition; competition for the acquisition and financing of healthcare facilities; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); continuing operational difficulties in the skilled nursing and assisted living sectors; HCP’s ability to acquire, sell or lease facilities and the timing of acquisitions, sales and leasings; changes in healthcare laws and regulations and other changes in the healthcare industry which affect the operations of HCP’s lessees or mortgagors; changes in management; costs of compliance with building regulations; changes in tax laws and regulations; changes in the financial position of HCP’s lessees and mortgagors; changes in rules governing financial reporting, including new accounting pronouncements; and changes in economic conditions, including changes in interest rates and the availability and cost of capital, which affect opportunities for profitable investments. Some of these risks, and other risks, are described from time to time in Health Care Property Investors, Inc.’s Securities and Exchange Commission (SEC) filings.

This communication is being made in respect of the proposed merger transaction involving HCP and CRP. In connection with the proposed merger, HCP will file with the SEC a registration statement on Form S-4 containing a proxy statement/prospectus for shareholders of CRP and other documents regarding the proposed transaction, and CRP will file with the SEC a proxy statement for shareholders of CRP and other documents regarding the proposed transaction. CRP shareholders are urged to read the proxy statement/prospectus regarding the merger and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction. Once filed, the registration statement containing the proxy statement/prospectus and other documents will be available free of charge at the SEC’s website, www.sec.gov. The final proxy statement/prospectus will be mailed to CRP shareholders. You will also be able to obtain the proxy statement/prospectus and other documents free of charge at HCP’s website at www.hcpi.com or CRP’s website www.cnlretirement.com/retirementprop/ or by contacting CNL Client Services at 1-800-650-0650.

HCP, CRP and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transaction. Information regarding HCP’s directors and executive officers is available in HCP’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 10, 2006, and information regarding CRP’s directors and executive officers is available in CRP’s current report on Form 10-K/A, which was filed with the SEC on April 28, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

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